Exhibit 10.3

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (AS THE SAME MAY BE AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, THE “SUBORDINATION AGREEMENT”) DATED AS OF MARCH 31, 2011 AMONG PATRICK INDUSTRIES, INC., AN INDIANA CORPORATION (THE “COMPANY”), TONTINE CAPITAL OVERSEAS MASTER FUND II, L.P., A CAYMAN ISLANDS LIMITED PARTNERSHIP, NORTHCREEK MEZZANINE FUND I, L.P., A DELAWARE LIMITED PARTNERSHIP, ON ITS BEHALF AND IN ITS CAPACITY AS COLLATERAL AGENT, AND WELLS FARGO CAPITAL FINANCE, LLC (“WFCF”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE CREDIT PARTIES (AS DEFINED IN THE SUBORDINATION AGREEMENT) PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF MARCH 31, 2011 AMONG THE COMPANY, WFCF AND THE LENDERS FROM TIME TO TIME PARTY THERETO (THE “SENIOR CREDIT AGREEMENT”), AND THE OTHER SENIOR DEBT DOCUMENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT), AS SUCH SENIOR CREDIT AGREEMENT, AND SUCH OTHER SENIOR DEBT DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER SUCH AGREEMENTS AS PERMITTED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THE NOTES ISSUED HEREUNDER, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SECURED SENIOR SUBORDINATED NOTE AND
WARRANT PURCHASE AGREEMENT

This SECURED SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of March 31, 2011, is entered into by and among Patrick Industries, Inc., an Indiana corporation (the “Company”), Tontine Capital Overseas Master Fund II, L.P., a Cayman Islands limited partnership (“Tontine”), and Northcreek Mezzanine Fund I, L.P., a Delaware limited partnership, on its behalf (“Northcreek”, and each of Tontine and Northcreek individually, a “Buyer” and collectively, the “Buyers”) and in its capacity as collateral agent (“Collateral Agent”). Certain of the capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A (which is incorporated herein by reference).

WHEREAS:

A.            The Company has requested that each Buyer purchase from the Company the Subordinated Debt, to be secured by liens on all of the Company’s assets.

B.             Each Buyer acknowledges that, contemporaneously herewith, the Company is consummating a senior secured debt transaction (the “Senior Debt Transaction”) with Wells Fargo Capital Finance, LLC (“WFCF”), pursuant to which WFCF, among others, will extend the Senior Debt to the Company.

C.             Each Buyer is willing to purchase from the Company the principal amount of subordinated notes evidencing the Subordinated Debt in the form attached as Exhibit B (each a “Note” and, collectively, the “Notes”) as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto, in each case in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Note attached.

D.             In connection with its purchase of a Note, each Buyer will receive a detachable warrant in the form attached as Exhibit C (each a “Warrant” and, collectively, the “Warrants” and, together with the Note, the “Offered Securities”) to acquire shares of common stock of the Company, no par value (the “Common Stock”), at $0.01 per share (the “Warrant Shares”). The Warrant is transferable separate from the Note, subject to the terms, conditions, limitations and restrictions on transfer set forth in the Warrant.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the Company and each Buyer hereby agree as follows:

1.             PURCHASE AND SALE OF THE OFFERED SECURITIES.

(a)            Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Section 7 below, the Company shall sell and issue to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) the dollar amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, all on the terms set forth herein.

(b)            Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Section 7 below, on the Closing Date (as defined below) each Buyer shall receive a Warrant to acquire the number of shares of Common Stock as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, all on the terms set forth herein.

(c)            Closing. The closing (the “Closing”) of the acquisition of the Offered Securities by the Buyers shall occur at the offices of Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison Street, Chicago, Illinois 60606. The date and time of the Closing (the “Closing Date”) shall be on the date and at the time immediately following the satisfaction (or waiver) of the conditions to the Closing set forth in Section 7 below or such other date and time as is mutually agreed to by the Company and each Buyer. At the Closing, the Company and the Buyers shall make certain deliveries, as specified herein, and all such deliveries, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously on the occurrence of the last delivery and none of such deliveries shall be effective until the last of the same has occurred.

(d)            Purchase Price. The aggregate purchase price for the Offered Securities to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers.

(e)            Purchase and Sale of Offered Securities. On the Closing Date, against payment therefor in accordance with Section 1(f) hereof, the Company shall deliver to each Buyer (i) a Note in the principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, each duly executed on behalf of the Company and registered in the name of such Buyer or its designees and (ii) a Warrant to purchase the number of shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, each duly executed on behalf of the Company and registered in the name of such Buyer or its designees.

(f)             Payment of Purchase Price; Expenses. On the Closing Date, each Buyer shall pay to the Company, by wire transfer of immediately available funds pursuant to wire transfer instructions set forth on Schedule 1(f) attached hereto, cash in the amount necessary for the payment of its portion of the Purchase Price as set forth on the Schedule of Buyers. The Company shall pay to Northcreek, on the Closing Date, its Reimbursable Expenses.

2.             SUBORDINATED DEBT.

(a)            General. The Subordinated Debt shall be evidenced by the Notes. The unpaid principal balance plus all accrued but unpaid interest on the Subordinated Debt shall be due and payable on the Maturity Date or such earlier date on which such amount shall become due and payable on account of acceleration by the Buyers in accordance with the terms of the Note or this Agreement.

(b)            Use of Proceeds. The Company shall use the proceeds of the Offered Securities for the purpose of facilitating the refinancing of the Company’s existing credit facility and for other working capital purposes. The Company will supply to each Buyer such additional information and documents as such Buyer reasonably requests with respect to its use of proceeds and will provide Northceek and the SBA with such information and access to the Company’s records and information and personnel as Northcreek deems reasonably necessary to verify that the proceeds have been used for the purposes specified herein.

(c)            Subordination. Each Note shall be subordinated in accordance with the provisions of that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) among Tontine, Northcreek, on its behalf and in its capacity as collateral agent, the Company and WFCF, of even date herewith.

(d)            Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the other Transaction Documents with respect to each Note shall be repaid in full. The Company acknowledges and agrees that no Buyer has made any commitments, either express or implied, to extend the terms of the Subordinated Debt past the Maturity Date, unless the Company and each Buyer hereafter specifically otherwise agrees in writing.

(e)            Secured Facility. The obligations of the Company to the Buyers under the Notes shall be secured by a lien on all of the Company’s assets in accordance with the Security Documents.

(f)             Interest Rate Matters. The Company agrees that matters concerning the payment, application, accrual and computation of interest and interest rates shall be in accordance with this Agreement and the other Transaction Documents.

(i)             Applicable Interest Rate. In accordance with this Section 2(f) and any other conditions and limitations set forth in this Agreement, the Subordinated Debt shall bear interest per annum at a rate equal to (a) 10.0% per annum for the period until the second anniversary of the Closing Date, and (b) 13.0% per annum thereafter.

(ii)            Interest Payments. In accordance with this Section 2(f) and except as otherwise expressly provided in the Notes, interest accrued on the Notes shall be payable by the Company in arrears quarterly on the last day of each March, June, September and December (commencing on June 30, 2011) and on the Maturity Date. Interest will be payable in cash or, at the Company’s option (upon not less than ten Business Days’ notice to each Buyer), a combination of cash and in kind by increasing the principal amount by the amount of interest paid in kind; provided, however, that at each interest payment date, the Company must pay interest in cash at a rate of at least (a) 7.0% per annum during the period until the second anniversary of the Closing Date, and (b) 10.0% per annum thereafter.

(iii)           Default Interest. Notwithstanding the rates of interest and the payment dates specified in this Section 2(f), but subject to the immediately following sentence, effective immediately upon the occurrence and during the continuance of any Event of Default, the principal balance of the Subordinated Debt then outstanding and, to the extent not expressly prohibited by applicable law, any interest payments not paid when the same becomes due shall bear interest payable upon demand by Buyers at a rate which is 2.0% per annum in excess of the rate of interest otherwise payable under this Agreement (the “Default Rate”). In addition, all other amounts due to any Buyer (whether directly or for reimbursement) under this Agreement or any of the other Transaction Documents, if not paid when due or, in the event no time period is expressed, if not paid within five days after written notice from such Buyer that the same has become due, shall thereafter bear interest at the foregoing Default Rate. Finally, any amount due on the Maturity Date which is not then paid shall also bear interest thereafter at the Default Rate.

(iv)           Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed based on a 360-day year, consisting of twelve (12) 30-day months. The parties hereto intend to conform strictly to applicable usury laws as in effect from time to time during the term of the Notes. Accordingly, if the transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Agreement or the Notes, the parties hereto agree that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under or in connection with this Agreement shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the Company by each Buyer (or if such consideration shall have been paid in full, such excess refunded to Company by each Buyer).

(g)            Payments. The Company agrees that matters concerning prepayments, payments and application of payments shall be in accordance with this Agreement and the other Transaction Documents.

(i)             Prepayment. The Company may prepay all or any portion of the Notes at any time; provided, however, that: (a) if such prepayment occurs on or prior to the first anniversary of the Closing Date, such prepayment will be at 105% of the principal amount of the Notes being prepaid; (b) if such prepayment occurs after the first anniversary of the Closing Date, but on or prior to the second anniversary of the Closing Date, such prepayment will be at 104% of the principal amount of the Notes being prepaid; (c) if such prepayment occurs after the second anniversary of the Closing Date, but on or prior to the third anniversary of the Closing Date, such prepayment will be at 103% of the principal amount of the Notes being prepaid; (d) if such prepayment occurs thereafter, such prepayment will be at 100% of the principal amount of the Note being prepaid. Notwithstanding the foregoing sentence, the Company may prepay up to 10% of the original principal amount of the Notes at a price of 101% of the principal amount of the Notes being prepaid in each of the first three years following the Closing Date. Any prepayment pursuant to this Section 2(g) shall be subject to the following terms and conditions: (x) the Company shall give each Buyer at least three Business Days’ prior written notice of its intent to make each prepayment; (y) each prepayment shall be made in immediately available funds and shall be made by paying the principal amount to be prepaid, together with unpaid accrued interest thereon through the date of prepayment; and (z) each prepayment shall be distributed to the Buyers on a pro rata basis based on the principal amount of the Notes held by each Buyer.

(ii)            Manner and Time of Payment. All payments of principal and interest hereunder payable to the Buyers shall be made, without condition or reservation of right and free of set-off or counterclaim, in U.S. dollars and by wire transfer (pursuant to each Buyer’s written wire transfer instructions) of immediately available funds delivered to each Buyer not later than 11:00 a.m. (Eastern time) on the date due. Funds received by any Buyer after that time and date shall be deemed to have been paid on the next succeeding Business Day.

(iii)           Payments on Non-Business Days. Whenever any payment to be made by the Company hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder.

(iv)           Application of Payments. All payments received by a Buyer from or on behalf of the Company shall be applied first to amounts due to the Buyer to reimburse Reimbursable Expenses, if applicable, second to accrued interest under the Note held by such Buyer, and third to principal amounts outstanding under the Note. No amount paid or prepaid under the Notes may be reborrowed.

(v)            All Payments to be Made Pro Rata. All amounts paid or prepaid under the Notes shall be distributed pro rata among the Buyers on a pro rata basis based on the principal amount of the Notes held by each Buyer.

(vi)           Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Note shall be made free and clear of and without reduction or withholding for any Taxes; provided that if the Company shall be required by applicable law to deduct any Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) to the Buyers, each Buyer receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, and (iii) the Company shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(h)            Transfer of Notes. Any Note or portion thereof may be transferred to any Person (provided that such Person is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D or a “qualified institutional buyer” as that term is defined in Rule 144A) without the consent of the Company or any other Buyer; provided, however, that any transfer of a portion of a Note must be in increments of Five Hundred Thousand Dollars ($500,000.00); and provided further, that notwithstanding the immediately foregoing proviso, any Buyer may transfer all or any portion of a Note (including a portion of such Note that is not in increments of Five Hundred Thousand Dollars ($500,000.00)) to any of its Affiliates.

3.             BUYERS’ REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants with respect to itself only that:

(a)            Organization; Authority; Legal Capacity. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)            Validity; Enforcement. This Agreement and the other Transaction Documents to which such Buyer is or will be a party have been duly and validly authorized on behalf of such Buyer. This Agreement has been duly executed and delivered by such Buyer, and each other Transaction Document to which such Buyer is a party, when executed and delivered as contemplated herein, will have been duly executed and delivered by such Buyer, and this Agreement constitutes, and each other Transaction Document to which such Buyer is a party upon execution and delivery thereof by such Buyer will constitute, the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or as may be limited by the federal securities or banking laws or any public policy relating thereto.

(c)            No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the Transactions will not (i) result in a violation of the Governing Documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any Requirement of Law applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such for such defaults, terminations, amendments, accelerations, cancellations, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Transactions or the authority or ability of such Buyer to perform its obligations under the Transaction Documents.

(d)            No Public Sale or Distribution. Such Buyer is (i) acquiring the Offered Securities and (ii) upon exercise of the Warrants will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from registration under the Securities Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to resell or distribute any of the Offered Securities or the Warrant Shares. Such Buyer is not a broker-dealer (registered or otherwise) or an Affiliate of a broker-dealer.

(e)            Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and a “qualified institutional buyer” as that term is defined in Rule 144A. Such Buyer has such knowledge and experience in financial and business matters that such Buyer is capable of evaluating the merits and risks of its investment in the Offered Securities.

(f)            Reliance on Exemptions. Such Buyer understands that the Offered Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Offered Securities.

(g)            Information. Such Buyer has been furnished with materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Offered Securities that have been requested by such Buyer. Such Buyer has been afforded the opportunity to ask questions of the Company, and has reviewed and considered carefully all information it deems relevant in making an informed decision to purchase the Offered Securities. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Offered Securities. Such Buyer understands that its investment in the Offered Securities involves a high degree of risk.

(h)            Transfer or Resale. Such Buyer understands that the Offered Securities and the Warrant Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless: (A) subsequently registered thereunder; or (B) such Offered Securities and/or Warrant Shares to be sold, assigned or transferred are being sold, assigned or transferred pursuant to Rule 144 or

Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”), or any other exemption from such registration.

(i)             Domicile. Such Buyer is domiciled in that jurisdiction set forth opposite such Buyer’s name in column (2) on the Schedule of Buyers.

4.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

In order to induce the Buyers to enter into this Agreement, the Company makes the following representations and warranties to each Buyer which shall be true and correct, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and such representations and warranties shall survive the execution and delivery of this Agreement:

(a)            Due Organization and Qualification; Subsidiaries.

(i)             The Company (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified would reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby.

(ii)            Set forth on Schedule 4(a)(ii) is a complete and accurate description of the authorized capital Stock of the Company by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4(a)(ii), there are no subscriptions, options, warrants, or calls relating to any shares of the Company’s capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(iii)           Set forth on Schedule 4(a)(iii) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Company’s direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the Company. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(iv)           Except as set forth on Schedule 4(a)(ii), there are no subscriptions, options, warrants, or calls relating to any shares of the Company’s Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither the Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the

Company’s Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

(b)            Due Authorization; No Conflict.

(i)             The execution, delivery, and performance by the Company of the Transaction Documents to which it is a party have been duly authorized by all necessary action.

(ii)            The execution, delivery, and performance by the Company of the Transaction Documents to which it is a party do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to the Company or its Subsidiaries, the Governing Documents of the Company or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on the Company or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of the Company or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of the Company, other than Permitted Liens, or (D) require any approval of any of the Company’s interestholders or any approval or consent of any Person under any Material Contract of the Company or any of its Subsidiaries, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

(iii)           The execution and delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the Transactions including, without limitation, the issuance of the Offered Securities and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the board of directors of the Company and no further corporate action on the part of the Company is required in connection therewith.

(c)            Governmental Consents. The execution, delivery, and performance by the Company of the Transaction Documents to which the Company a party and the consummation of the transactions contemplated by the Transaction Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing or recordation, as of the Closing Date.

(d)            Binding Obligations; Perfected Liens.

(i)             Each Transaction Document has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

(ii)            Collateral Agent's Liens are validly created, perfected (other than (A) in respect of motor vehicles that are subject to a certificate of title and as to which Collateral Agent has not caused its Lien to be noted on the applicable certificate of title, and (B) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 5(b)(xi), and subject only to the filing of financing statements and the recordation of the Mortgages, in each case, in the appropriate filing offices), and first priority Liens, subject only to Liens granted in connection with the Senior Debt and Permitted Liens which are either permitted purchase money Liens or the interests of lessors under Capital Leases.

(e)            Title to Assets; No Encumbrances. Each of the Company and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in Real Property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5(a)(i), in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.

(f)             Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(i)             The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of the Company and each of its Subsidiaries is set forth on Schedule 4(f)(i) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(ii)            The chief executive office of the Company and each of its Subsidiaries is located at the address indicated on Schedule 4(f)(ii) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(iii)           The Company’s and each of its Subsidiaries' tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4(f)(iii) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(iv)           As of the Closing Date, neither the Company nor any Subsidiary of the Company holds any commercial tort claims that exceed $250,000 in amount, except as set forth on Schedule 4(f)(iv).

(g)            Litigation.

(i)             There are no actions, suits, or proceedings pending or, to the knowledge of the Company, after due inquiry, threatened in writing against the Company or any of its Subsidiaries that either individually or in the aggregate would reasonably be expected to result in a Material Adverse Change.

(ii)            Schedule 4(g)(ii) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that would reasonably be expected to result in liabilities in excess of $500,000 that, as of the Closing Date, is pending or, to the knowledge of the Company, after due inquiry, threatened against the Company or any of its Subsidiaries, of (A) the parties to such actions, suits, or proceedings, (B) the nature of the dispute that is the subject of such actions, suits, or proceedings, (C) the status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (D) whether any liability of the Company and its Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

(h)            Compliance with Laws. Neither the Company nor any of its Subsidiaries (i) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change.

(i)             No Material Adverse Change. All historical financial statements relating to the Company and its Subsidiaries that have been delivered by the Company to the Buyers have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Company’s and its Subsidiaries' consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2009, no event, circumstance, or change has occurred that has or would reasonably be expected to result in a Material Adverse Change with respect to the Company and its Subsidiaries.

(j)             Fraudulent Transfer.

(i)             The Company and each of its Subsidiaries is Solvent.

(ii)            No transfer of property is being made by the Company or any of its Subsidiaries, and no obligation is being incurred by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Transaction Documents with the intent to hinder, delay, or defraud either present or future creditors of the Company or any of its Subsidiaries.

(k)            Employee Benefits. Except as set forth on Schedule 4(k) (as such Schedule may be updated from time to time), neither the Company, its Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

(l)             Environmental Condition. Except as set forth on Schedule 4(l), (i) to the Company’s knowledge, neither the Company’s nor any of its Subsidiaries' properties or assets has ever been used by the Company, its Subsidiaries, or by previous owners or operators for the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (ii) to the Company’s knowledge, neither the Company’s nor any of its Subsidiaries' properties or assets is designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (iii) neither the Company nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by the Company or its Subsidiaries, and (iv) neither the Company nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change.

(m)            Intellectual Property. The Company and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are material and necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4(m) (as updated from time to time) is a true, correct, and complete listing of all material trademarks, trade names, copyrights, patents, and licenses as to which the Company or one of its Subsidiaries is the owner or is an exclusive licensee; provided, however, that the Company may amend Schedule 4(m) to add additional intellectual property so long as such amendment occurs by written notice to Collateral Agent at the time that the Company provides its Compliance Certificate pursuant to Section 5(a)(i).

(n)            Leases. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the Company or its Subsidiaries exists under any of them.

(o)            Deposit Accounts and Securities Accounts. Set forth on Schedule 4(o) (as updated pursuant to the provisions of the Security Agreement from time to time) is a listing of all of the Company’s Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

(p)            Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry) furnished by or on behalf of the Company or its Subsidiaries in writing to Collateral Agent or any Buyer (including all information contained in the Schedules hereto or in the other Transaction Documents) for purposes of or in connection with this Agreement or the other Transaction Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry) hereafter furnished by or on behalf of the Company or its Subsidiaries in writing to Collateral Agent or any Buyer will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Collateral Agent and Northcreek on February 1, 2011 and to Tontine on March 30, 2011 represent, and as of the date on which any other Projections are delivered to Collateral Agent and each Buyer, such additional Projections represent, the Company’s good faith estimate, on the date such Projections are delivered, of the Company’s and its Subsidiaries' future performance for the periods covered thereby based upon assumptions believed by the Company to be reasonable at the time of the delivery thereof to Collateral Agent and each Buyer (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Company and its Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections).

(q)            Material Contracts. Set forth on Schedule 4(q) (as such Schedule may be updated from time to time in accordance herewith) is a reasonably detailed description of the Material Contracts of the Company and each of its Subsidiaries as of the most recent date on which the Company provided its Compliance Certificate pursuant to Section 5(a)(i); provided, however, that the Company may amend Schedule 4(q) to add additional Material Contracts so long as such amendment occurs by written notice to Collateral Agent on the date that the Company provides its Compliance Certificate. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those that have expired at the end of their normal terms) (i) is in full force and effect and is binding upon and enforceable against the Company or its applicable Subsidiary and, to the Company’s knowledge, after due inquiry, each other Person that is a party thereto in accordance with its terms and (ii) is not in default due to the action or inaction of the Company or its applicable Subsidiary.

(r)             Indebtedness. Set forth on Schedule 4(r) is a true and complete list of all Indebtedness (other than Indebtedness described in clause (k) of the definition of Permitted Indebtedness to the extent such Indebtedness does not exceed $250,000 in the aggregate) of the Company and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

(s)            Payment of Taxes. Except as otherwise permitted under Section 5(a)(iv), all federal, state and other material tax returns and reports of the Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Company and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable (other than filings for which the aggregate liability would not exceed $100,000). The Company and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable.

(t)             Governmental Regulation. Neither the Company nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither the Company nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

(u)            Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against the Company or its Subsidiaries which arises out of or under any collective bargaining agreement and that would reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against the Company or its Subsidiaries that would reasonably be expected to result in a material liability, or (iii) to the knowledge of the Company, after due inquiry, no union representation question existing with respect to the employees of the Company or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of the Company or its Subsidiaries. None of the Company or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of the Company or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All material payments due from the Company or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(v)            Senior Debt Documents. The Company has delivered to Collateral Agent a complete and correct copy of the Senior Debt Documents, including all schedules and exhibits thereto. The execution, delivery and performance of each of the Senior Debt Documents has been duly authorized by all necessary action on the part of the Company. Each Senior Debt Document is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. The Company is not in default in the performance or compliance with any provisions thereof. All representations and warranties made by the Company in the Senior Debt Documents and in the certificates delivered in connection therewith are true and correct in all material respects.

(w)           Representations Regarding Collateral. As to each Account of the Company as to which the Collateral Agent holds a Lien, such Account is (i) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of the Company’s business, and (ii) owed to the Company. As to each item of Inventory or Equipment as to which the Collateral Agent holds a Lien, such Inventory is of good and merchantable quality, free from known defects. As to each parcel of Real Property as to which the Collateral Agent holds a Lien, the Company has good, sufficient and legal title to such parcel of Real Property.

(x)            Locations of Inventory and Equipment. The Inventory and Equipment (other than vehicles or Equipment out for repair and Inventory and Equipment with an aggregate fair market value of less than $250,000) of the Company are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between or to, the locations identified on Schedule 4(x) (as such Schedule may be updated pursuant to Section 5(a)(xii)).

(y)            Inventory Records. The Company keeps correct and accurate records in all material respects itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

(z)            Inactive Subsidiary. The Inactive Subsidiary does not (i) have any liabilities, (ii) own any assets, or (iii) engage in any operations or business.

(aa)          Harlan Machinery Company. Harlan Machinery Company, Inc., a Nevada corporation has been revoked pursuant to Section 78.175 of the Nevada Revised Statutes and is not in existence.

(bb)         SBIC Status. The Company hereby acknowledges that Northcreek has informed the Company that Northcreek has received a license from the SBA to operate as an SBIC pursuant to the SBIC Act. The Company acknowledges that compliance by the Company with the terms of this Agreement and the representations, warranties and covenants contained herein and in the SBIC Side Letter are necessary for Northcreek to be in compliance under the SBIC Act, and the Company agrees to comply with the terms of this Agreement for such purpose.

(cc)          Issuance of Offered Securities. Upon issuance to the Buyers, the Notes and the Warrants will have been duly authorized and validly issued without violation of the preemptive rights of any Person and will be free and clear of any Liens, taxes or charges. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance as Warrant Shares which equals at least the maximum number of shares of Common Stock then issuable upon exercise of the Warrants purchased by the Buyers pursuant to this Agreement. Upon issuance in accordance with the Warrant, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, Liens or charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer, sale and issuance of the Offered Securities and the Warrant Shares hereunder is exempt from registration under the Securities Act and all applicable state securities laws.

5.             COVENANTS.

(a)            Affirmative Covenants. The Company covenants and agrees that it shall and shall cause each of its Subsidiaries to comply with each of the following:

(i)             Financial Statements, Reports, Certificates. Deliver to each Buyer each of the financial statements, reports, and other items set forth on Schedule 5(a)(i) no later than the times specified therein. In addition, the Company agrees that no Subsidiary of the Company will have a fiscal year different from that of the Company. In addition, the Company agrees to maintain a system of accounting that enables the Company to produce financial statements in accordance with GAAP. The Company shall also (A) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries' sales, and (B) maintain its billing systems/practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, each Buyer.

(ii)            Existence. Except as otherwise permitted under Section 5(b)(iii) or Section 5(b)(iv), at all times maintain and preserve in full force and effect its existence (including being in good standing in its jurisdiction of organization) and all rights and franchises, licenses and permits material to its business.

(iii)           Maintenance of Properties. Maintain and preserve all of its assets that are material and necessary in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted and Permitted Dispositions excepted, and comply in all material respects with all leases to which it is a party as lessee that are material and necessary in the proper conduct of its business, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest.

(iv)           Taxes. Cause all assessments and taxes imposed, levied, or assessed against the Company or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that in the case of state assessments and state taxes, the aggregate liabilities from such state assessments or state taxes would not exceed $250,000 or that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax. The Company will and will cause each of its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof reasonably satisfactory to Collateral Agent indicating that the Company and its Subsidiaries have made such payments or deposits.

(v)            Insurance. At the Company’s expense, maintain insurance respecting each of the Company’s and its Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. The Company also shall maintain

(with respect to each of the Company and its Subsidiaries) business interruption insurance for any location where a material portion of the Company’s business is conducted, general liability insurance, product liability insurance, director's and officer's liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation, environmental liability insurance, and if any Real Property is in a flood zone, flood insurance. All such policies of insurance shall be with responsible and reputable insurance companies and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located. All property insurance policies covering the Collateral are to be made payable to Collateral Agent for the benefit of Collateral Agent and the Buyers, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non contributory "lender" or "secured party" clause and are to contain such other provisions as Collateral Agent may reasonably require to fully protect the Buyers’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Collateral Agent and the Buyers, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Collateral Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Collateral Agent of the exercise of any right of cancellation. If the Company fails to maintain such insurance, Collateral Agent may arrange for such insurance, but at the Company’s expense and without any responsibility on Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. The Company shall give Collateral Agent prompt notice of any loss exceeding $250,000 covered by its casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(vi)           Inspection. Permit Collateral Agent and each of its duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to conduct appraisals and valuations, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Collateral Agent may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to the Company.

(vii)          Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

(viii)         Environmental.

(A)           Keep any property either owned or operated by the Company or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(B)           Comply, in all material respects, with Environmental Laws and provide to Collateral Agent documentation of such compliance which Collateral Agent reasonably requests,

(C)           Except for matters disclosed on Schedule 4(l), promptly notify Collateral Agent of any release of which the Company acquires knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by the Company or its Subsidiaries and take any Remedial Actions required by Environmental Laws to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and

(D)           Promptly, but in any event within 5 Business Days of its receipt thereof, provide Collateral Agent with written notice of any of the following: (1) notice that an Environmental Lien has been filed against any of the real or personal property of the Company or its Subsidiaries, (2) commencement of any Environmental Action or written notice that an Environmental Action will be filed against the Company or its Subsidiaries that would reasonably be expected to involve liabilities in excess of $250,000 in any individual case, and (3) written notice of a violation, citation, or other administrative order from a Governmental Authority that would reasonably be expected to involve liabilities in excess of $250,000 in any individual case.

(ix)           Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Collateral Agent if any written information, exhibit, or report furnished to Collateral Agent or the Buyers contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

(x)            Formation of Subsidiaries. At the time that the Company forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, the Company shall (A) within 15 days of such formation or acquisition (or such later date as permitted by Collateral Agent in its sole discretion) cause any such new Subsidiary to provide to Collateral Agent a joinder to the Security Agreement, together with such other security documents (including mortgages with respect to any Real Property owned in fee of such new Subsidiary with a fair market value of at least $250,000), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Collateral Agent (including being sufficient to grant Collateral Agent a Lien in and to the assets of such newly formed or acquired Subsidiary); provided that the Security Agreement and such other security documents shall not be required to be provided to Collateral Agent with respect to any Subsidiary of the Company that is a CFC if providing such documents would result in adverse tax consequences or the costs to the Company of executing any security documents or perfecting the security interests created thereby are unreasonably excessive (as determined by Collateral Agent in consultation with the Company) in relation to the benefits of Collateral Agent and the Buyers of the security or guarantee afforded thereby, (B) within 15 days of such formation or acquisition (or such later date as permitted by Collateral Agent in its sole discretion) provide to Collateral Agent a pledge agreement (or an addendum to the Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Collateral Agent; provided that only 65% of the total outstanding voting Stock of any first tier Subsidiary of the Company that is a CFC (and none of the Stock of any Subsidiary of such CFC) shall be required to be pledged if pledging a greater amount would result in adverse tax consequences or the costs to the Company of providing such pledge or perfecting the security interests created thereby are unreasonably excessive (as determined by Collateral Agent in consultation with the Company) in relation to the benefits of Collateral Agent and the Buyers of the security or guarantee afforded thereby (which pledge, if reasonably requested by Collateral Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (C) within 15 days of such formation or acquisition (or such later date as permitted by Collateral Agent in its sole discretion) provide to Collateral Agent all other documentation, including, if requested, one or more opinions of counsel reasonably satisfactory to Collateral Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5(a)(x) shall be a Transaction Document.

(xi)           Further Assurances. At any time upon the reasonable request of Collateral Agent, execute or deliver to Collateral Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the "Additional Documents") that Collateral Agent may reasonably request in form and substance reasonably satisfactory to Collateral Agent, to create, perfect, and continue perfected or to better perfect Collateral Agent's Liens in all of the assets of the Company and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Collateral Agent in any Real Property acquired by the Company or its Subsidiaries after the Closing Date with a fair market value in excess of $250,000, and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents; provided that the foregoing shall not apply to any Subsidiary of the Company that is a CFC if providing such documents would result in adverse tax consequences or the costs to the Company of providing such documents are unreasonably excessive (as determined by Collateral Agent in consultation with the Company) in relation to the benefits of Collateral Agent and the Buyers afforded thereby. To the maximum extent permitted by applicable law, if the Company refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, the Company hereby authorizes Collateral Agent to execute any such Additional Documents in the Company's or its Subsidiary's name, as applicable, and authorizes Collateral Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, the Company shall take such actions as Collateral Agent may reasonably request from time to time to ensure that the Obligations are secured by substantially all of the assets of the Company and its Subsidiaries and all of the outstanding capital Stock of the Company's Subsidiaries (subject to exceptions and limitations contained in the Transaction Documents with respect to CFCs).

(xii)          Location of Inventory and Equipment. Keep the Company’s and its Subsidiaries' Inventory and Equipment (other than (A) vehicles and Equipment out for repair, (B) Inventory in transit and (C) other Inventory and Equipment with a fair market value in the aggregate not in excess of $500,000) only at the locations identified on Schedule 4(x) and their chief executive offices only at the locations identified on Schedule 4(f)(ii); provided, however, that the Company may amend Schedule 4(x) or Schedule 4(f)(ii) so long as such amendment occurs by written notice to Collateral Agent not less than 10 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated and so long as such new location is within the continental United States.

(xiii)         Assignable Material Contracts. Use commercially reasonable efforts to ensure that any Material Contract entered into after the Closing Date by the Company or one of its Subsidiaries that generates or, by its terms, will generate revenue, permits the assignment of such agreement (and all rights of the Company or such Subsidiary, as applicable, thereunder) to the Company’s or such Subsidiary's lenders or an agent for any lenders (and any transferees of such lenders or such agent, as applicable).

(b)            Negative Covenants. The Company covenants and agrees that it will not and will not permit any of its Subsidiaries to do any of the following:

(i)             Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

(ii)            Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

(iii)           Restrictions on Fundamental Changes.

(A)           Other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except for any merger between the Company and its Subsidiaries so long as the Company is the surviving entity of any such merger,

(B)            Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (1) the liquidation or dissolution of non-operating Subsidiaries of the Company with nominal assets and nominal liabilities, (2) the liquidation or dissolution of the Company’s wholly-owned Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Subsidiary are transferred to the Company, or

(C)           With respect to the Company and its Subsidiaries, suspend or go out of a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with the transactions permitted pursuant to Section 5(b)(iv).

(iv)           Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 5(b)(iii) or 5(b)(x), convey, sell, lease, license, assign, transfer, or otherwise dispose of (or (other than in connection with the exercise by the Company of its option to prepay the Subordinated Debt in part or in full in accordance with Section 2(g)(i) and the terms of the Subordination Agreement) enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of the Company’s or its Subsidiaries assets.

(v)            Change Name. Change the Company’s or any of its Subsidiaries' name, organizational identification number, state of organization or organizational identity; provided, however, that the Company or any of its Subsidiaries may change its name upon at least 10 days prior written notice to Collateral Agent of such change.

(vi)           Nature of Business. Make any change in the nature of its or their business as described in Schedule 5(b)(vi) or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, however, that the foregoing shall not prevent the Company and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business or acquiring assets that are reasonably related or ancillary to its or their business, allowing for reasonable expansion and diversification of products and lines of business.

(vii)          Prepayments and Amendments.

(A)           Except in connection with Refinancing Indebtedness permitted by Section 5(b)(i),

(1)            optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of the Company or its Subsidiaries, other than (I) the Subordinated Debt in accordance with this Agreement and the Subordination Agreement, (II) payments to WFCF in accordance with the Senior Debt Documents and the Subordination Agreement, and (III) Permitted Intercompany Advances, or

(2)            make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or

(B)           Directly or indirectly, amend, modify, or change any of the terms or provisions of

(1)            any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (I) the Subordinated Debt in accordance with this Agreement, (II) Permitted Intercompany Advances, and (III)

Indebtedness permitted under clauses (c), (f), (h), (j) and (k) of the definition of Permitted Indebtedness, or

(2)            the Governing Documents of the Company or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, would reasonably be expected to be materially adverse to the interests of the Buyer.

(viii)         Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

(ix)            Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

(x)             Investments; Controlled Investments.

(A)           Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.

(B)            Other than (1) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the Company's or its Subsidiaries' employees, (2) an aggregate amount of not more than $250,000 (calculated at current exchange rates) at any one time, in the case of Subsidiaries of the Company that are CFCs), and (3) an aggregate amount of not more than $100,000 at any one time, in the case of the Company and its Subsidiaries (other than those Subsidiaries that are CFCs), make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to Deposit Accounts or Securities Accounts unless the Company or its Subsidiary, as applicable, and the applicable bank or securities intermediary have entered into Control Agreements with or for the benefit of Collateral Agent governing such Permitted Investments in order to perfect (and further establish) Collateral Agent's Liens in such Permitted Investments (provided that the Company is not a party to a Control Agreement with any member of the Senior Lender Group in respect of such Permitted Investments, and the entry into such a Control Agreement with Collateral Agent is permitted under the Subordination Agreement). Except as provided in clauses (1) and (2) above, the Company shall not and shall not permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Collateral Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account (provided that the Company is not a party to a Control Agreement with any member of the Senior Lender Group in respect of such Deposit Account or Securities Account, and the entry into such a Control Agreement with Collateral Agent is permitted under the Subordination Agreement).

(xi)           Use of Proceeds. Use the proceeds of any loan made hereunder for any purpose other than (A) on the Closing Date, (1) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility, and (2) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, and (B) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including that no part of the proceeds of the loans made to the Company will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve).

(xii)          Limitation on Issuance of Stock. Except for the issuance or sale of common Stock or Permitted Preferred Stock by the Company, issue or sell or enter into any agreement or arrangement for the issuance and sale of any of its Stock.

(xiii)         Consignments. Consign any of its or their Inventory with a value in excess of $250,000 in the aggregate or sell any of its or their Inventory with a value in excess of $250,000 in the aggregate on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

(xiv)         Inactive Subsidiary. Permit the Inactive Subsidiary to (A) incur any liabilities, (B) own or acquire any asset, or (C) engage in any operations or business.

(c)            Financial Covenants. The Company covenants and agrees that it:

(i)             Fixed Charge Coverage Ratio. Will have a Fixed Charge Coverage Ratio, measured on a month-end basis (commencing with the fiscal month ending April 24, 2011), of at least 1.10:1.00 for the 12 month period ending on such month-end.

(ii)            Capital Expenditures. Will not make Capital Expenditures (excluding the amount, if any, of Capital Expenditures made with Net Cash Proceeds that are permitted pursuant to the Senior Credit Agreement) in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2011	Fiscal Year 2012	Fiscal Year 2013	Fiscal Year 2014	Fiscal Year 2015
$4,400,000	$4,400,000	$7,700,000	$7,700,000	$7,700,000

(d)            Form D and Blue Sky. The Company agrees to file a Form D with respect to the Warrants and Warrant Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action, at the Company’s sole expense, as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Offered Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. At the Company’s sole expense, the Company shall make all filings and reports relating to the offer and sale of the Offered Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(e)            Disclosure of Transactions and Other Material Information. The Company and each Buyer hereunder will consult with each other on any press releases or public announcements pertaining to the Transactions, and the party issuing any such press release shall provide a copy of such release to the other parties hereto within two (2) Business Days of the issuance of such press release. For the avoidance of doubt, the Company may issue any such press release as may be required by applicable Law or by obligations pursuant to any listing agreement with any exchange without any prior consultation with either Buyer.

(f)             Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance as Warrant Shares, no less than the maximum number of shares of Common Stock then issuable upon exercise of the outstanding Warrants.

(g)            SBA Covenants. The Company shall permit any authorized representatives of the Buyers (including the SBA) to visit and inspect any of the properties of the Company, including its financial and accounting records; to examine, to make copies and to make extracts therefrom, and to discuss its affairs, finances and business with its officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested (provided that, in the absence of an Event of Default, no more than two visits and inspections during each calendar year shall be at the Company’s expense not to exceed $2,500 per visit and/or inspection) upon reasonable notice to Company; and to observe the Board at its annual and special meetings, with the Company to bear the expense of such observation only if such annual or special meeting is not held within 100 miles of 107 West Franklin Street, Elkhart, Indiana.

6.             EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

(a)            If the Company fails to pay when due and payable, or when declared due and payable, (i) all or any portion of the Obligations consisting of interest, fees, or charges due the Buyers, reimbursement of Reimbursable Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (ii) all or any portion of the principal of the Subordinated Debt;

(b)            If the Company or any of its Subsidiaries:

(i)             fails to perform or observe any covenant or other agreement contained in any of (A) Sections 5(a)(i), 5(a)(ii) (solely if the Company is not in good standing in its jurisdiction of organization), 5(a)(v), 5(a)(vi) (solely if the Company refuses to allow Collateral Agent or its representatives or agents to visit the Company's properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss the Company’s affairs, finances, and accounts with officers and employees of the Company), 5(a)(ix), 5(a)(x), or 5(a)(xii) of this Agreement, (B) Sections 5(b)(i) through 5(b)(xiv) of this Agreement, (C) Section 5(c) of this Agreement, or (D) Section 6 of the Security Agreement;

(ii)            fails to perform or observe any covenant or other agreement contained in any of Sections 5(a)(ii) (other than if the Company is not in good standing in its jurisdiction of organization), 5(a)(iii), 5(a)(iv), 5(a)(vii), 5(a)(xi) and 5(f) of this Agreement and such failure continues for a period of 10 days after the earlier of (A) the date on which such failure shall first become known to any officer of the Company or (B) the date on which written notice thereof is given to the Company by a Buyer; or

(iii)           fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Transaction Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 6 (in which event such other provision of this Section 6 shall govern), and such failure continues for a period of 30 days after the earlier of (A) the date on which such failure shall first become known to any officer of the Company or (B) the date on which written notice thereof is given to the Company by a Buyer;

(c)            If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $500,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against the Company or any of its Subsidiaries, or with respect to any of their respective assets, and either (i) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (A) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (B) a stay of enforcement thereof is not in effect, or (ii) enforcement proceedings are commenced upon such judgment, order, or award;

(d)            If an Insolvency Proceeding is commenced by the Company or any of its Subsidiaries;

(e)            If an Insolvency Proceeding is commenced against the Company or any of its Subsidiaries and any of the following events occur: (i) the Company or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (ii) the petition commencing the Insolvency Proceeding is not timely controverted, (iii) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (iv) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, the Company or its Subsidiary, or (v) an order for relief shall have been issued or entered therein;

(f)            If the Company or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of the Company and its Subsidiaries, taken as a whole;

(g)            If there is a default in one or more agreements to which the Company or any of its Subsidiaries is a party with one or more third Persons relative the Company's or any of its Subsidiaries' Indebtedness involving an aggregate amount of $500,000 or more (excluding the Senior Debt Documents), and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of the Company's or its Subsidiary's obligations thereunder;

(h)            If any warranty, representation, certificate, statement, or Record made herein or in any other Transaction Document or delivered in writing to Collateral Agent or any Buyer in connection with this Agreement or any other Transaction Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

(i)             If the Security Agreement or any other Transaction Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected (to the extent perfection is required by this Agreement or any other Transaction Document) and, except to the extent of Permitted Liens which are permitted purchase money Liens or the interests of lessors under Capital Leases, Lien on the Collateral covered thereby, except (i) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, or (ii) as the result of an action or failure to act on the part of Collateral Agent; or

(j)             The validity or enforceability of any Transaction Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Collateral Agent or any Buyer) be declared to be null and void, or a proceeding shall be commenced by the Company or its Subsidiaries, or by any Governmental Authority having jurisdiction over the Company or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or the Company or its Subsidiaries shall deny that the Company or such Subsidiary has any liability or obligation purported to be created under any Transaction Document.

7.             REMEDIES.

(a)            Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent may, acting in accordance with the provisions of Section 10(b) of this Agreement, (by written notice to the Company), in addition to any other rights or remedies provided for hereunder or under any other Transaction Document or by applicable law, do any one or more of the following:

(i)             declare the Subordinated Debt, whether evidenced by this Agreement or by any of the other Transaction Documents, immediately due and payable, whereupon the same shall become and be immediately due and payable and the Company shall be obligated to repay all of such Subordinated Debt in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by the Company;

(ii)            exercise all other rights and remedies available to Collateral Agent or the Buyers under the Transaction Documents or applicable law.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 6(d) or Section 6(e), in addition to the remedies set forth above, without any notice to the Company or any other Person or any act by Collateral Agent or any Buyer, the Subordinated Debt, inclusive of all accrued and unpaid interest thereon and all fees and all other amounts owing under this Agreement or under any of the other Transaction Documents, shall automatically and immediately become due and payable and the Company shall be obligated to repay all of such Subordinated Debt in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by the Company.

(b)            Remedies Cumulative. The rights and remedies of the Collateral Agent and the Buyers under this Agreement, the other Transaction Documents, and all other agreements shall be cumulative. The Collateral Agent and the Buyers shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Collateral Agent or the Buyers of one right or remedy shall be deemed an election, and no waiver by the Collateral Agent or the Buyers of any Event of Default shall be deemed a continuing waiver. No delay by the Collateral Agent or the Buyers shall constitute a waiver, election, or acquiescence by any of them.

8.             CONDITIONS OF SALE AND PURCHASE.

(a)            Conditions to the Obligations of Each Party. The respective obligations of each party to this Agreement are subject to the satisfaction or waiver at or before the Closing Date of each of the following conditions:

(i)             Governmental Filings and Consents. All material governmental consents, orders and approvals legally required for the consummation of the transactions contemplated hereby shall have been obtained and be in full force and effect.

(ii)            No Injunctions or Restraints. No court or other Governmental Authority having jurisdiction over the Company or any Buyer shall have instituted, enacted, issued, promulgated, enforced or entered any Requirement of Law (whether temporary, preliminary or permanent) that is then in effect and that (i) has the effect of making illegal or otherwise prohibiting or invalidating consummation of any of the Transactions or any provision of this Agreement or any of the other Transaction Documents or (ii) seeks to restrain, prohibit or invalidate the consummation of any of the Transactions or to invalidate any provision of this Agreement or any of the other Transaction Documents.

(iii)           Closing of Senior Debt Transaction. The Company shall have consummated the Senior Debt Transaction.

(b)            Conditions to Obligations of the Company. The obligation of the Company hereunder to issue and sell the Notes and Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)             Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)            Each Buyer shall have delivered to the Company the Purchase Price for the Note and Warrant being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)           Each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(c)            Conditions to Obligations of Each Buyer. The obligation of the Buyers hereunder to purchase the Notes and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyers’ sole benefit and may be waived by each Buyer in its discretion at any time by providing the Company with prior written notice thereof:

(i)             The Company shall have duly executed and delivered (a) each of the Transaction Documents to which it is a party, (b) the Notes (in such principal amount as is set forth across from each Buyer’s name in column (3) of the Schedule of Buyers) being purchased by each Buyer at the Closing pursuant to this Agreement, and (c) the Warrants (exercisable for the number of shares of Common Stock as is set forth across from each Buyer’s name in column (4) of the Schedule of Buyers) being purchased by each Buyer at the Closing pursuant to this Agreement.

(ii)            Each of the representations and warranties of the Company shall be true and correct in all material respects (except that each of such representations and warranties that is qualified as to materiality shall be true and correct in all respects) on and as of the Closing Date as if made on and as of such date, other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date.

(iii)           The Company shall have delivered the opinion of McDermott Will & Emery LLP, the Company’s outside counsel, and of Warrick & Boyn, LLP, special Indiana counsel to the Company, each dated as of the Closing Date, and each form and substance reasonably satisfactory to the Buyers.

(iv)           The Company shall have paid, in accordance with Section 11(g), all Reimbursable Expenses for which appropriate invoices and documentation had been submitted prior to the Closing Date.

(v)            The Company shall have delivered fully executed and completed SBA Forms 480, 652, 1031, the SBIC Side Letter and such other forms as reasonably required in a form acceptable to Northcreek.

(vi)           The Company shall have fulfilled, to the satisfaction of each Buyer, of each of the conditions precedent set forth on Schedule 8(b)(iv) (the making of such initial extension of credit by a Buyer being conclusively deemed to be its satisfaction or waiver of the conditions contained in such Schedule).

(vii)          The Company shall have delivered such other documents as may be reasonably requested by Buyers.

9.             WAIVERS; INDEMNIFICATION.

(a)            Demand; Protest; etc. The Company waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent on which the Company may in any way be liable.

(b)            Collateral Agent’s Liability for Collateral. The Company hereby agrees that: (a) so long as Collateral Agent complies with its obligations, if any, under the Code, neither the Collateral Agent nor any Buyer shall in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Company.

(c)            Indemnification by the Company. The Company agrees to indemnify the Buyers and their Affiliates and hold the Buyers and their Affiliates harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of the Buyers’ counsel in connection with any investigative, administrative or judicial proceeding), which may be incurred by the Buyers or their Affiliates as a result of any claims made against the Buyers or their Affiliates by any person that relate to or arise out of (i) any breach by the Company of any of its representations, warranties or covenants contained in this Agreement or in the Transaction Documents, or (ii) any litigation, investigation or proceeding instituted by any person with respect to this Agreement or the performance of the transactions contemplated hereby or the Offered Securities (excluding, however, any such litigation, investigation or proceeding which arises solely from the acts or omissions of the Buyers or their Affiliates).

(d)            Notification. Any person entitled to indemnification hereunder (“Indemnified Party”) will (i) give prompt notice to the Company of any third party claim, action or suit with respect to which it seeks indemnification (the “Claim”) (but omission of such notice shall not relieve the Company from liability hereunder except to the extent it is actually prejudiced by such failure to give notice), specifying in reasonable detail the factual basis for the Claim, the amount thereof, estimated in good faith, and the method of computation of the Claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such indemnification is sought with respect to the Claim, and (ii) unless in such Indemnified Party’s reasonable judgment a conflict of interest may exist between such Indemnified Party and the Company with respect to such claim, permit the Company to assume the defense of the Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate fully with the Company with respect to the defense of the Claim and, if the Company elects to assume control of the defense of the Claim, the Indemnified Party shall have the right to participate in the defense of the Claim at its own expense. If the Company does not elect to assume control or otherwise participate in the defense of the Claim, then the Indemnified Party may defend through counsel of its own choosing. If such defense is not assumed by the Company, the Company will not be subject to any liability under this Agreement or otherwise for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). If the Company elects not to or is not entitled to assume the defense of a Claim, it will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties with respect to the Claim, unless an actual conflict of interest exists between such Indemnified Party and any other of such Indemnified Parties with respect to the Claim, in which event the Company will be obligated to pay the fees and expenses of such additional counsel or counsels.

10.           COLLATERAL AGENT

(a)            Each Buyer hereby (i) appoints Collateral Agent as the collateral agent hereunder and under the Security Documents, and (ii) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection herewith or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents.

(b)            The Collateral Agent shall only take any action or exercise any rights, or refrain from taking any action or exercising any rights, available to it under this Agreement or any of the Transaction Documents on the direction of a Majority of the Holders of the Subordinated Debt. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(c)            The Collateral Agent (i) may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes and (ii) the Collateral Agent shall immediately resign if Northcreek, or one of its Affiliates, is no longer a holder of a Note. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, a Majority of the Holders of the Subordinated Debt shall appoint a successor Collateral Agent within ten (10) Business Days. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the other Security Documents. After any Collateral Agent’s resignation hereunder, the provisions of this Section 10 shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as a Majority of the Holders of the Subordinated Debt appoint a successor Collateral Agent as provided above.

11.           MISCELLANEOUS.

(a)            Action by Buyers. Except for circumstances where unanimous consent is explicitly required in this Agreement or the Transaction Documents, no holder of a Note may take any action or exercise any rights, or refrain from taking any action or exercising any rights, available to it under this Agreement or any of the Transaction Documents without the consent or direction of at least a Majority of the Holders of the Subordinated Debt. Notwithstanding anything to the contrary provided herein, the following actions require unanimous consent of the Buyers: (i) waiver of any of the conditions set forth in Section 8(a) or Section 8(c) hereof; (ii) declaring an Event of Default or sending a notice of default to the Company pursuant to Section 7; (iii) any reduction the principal balance outstanding under any Note; (iv) subject to the provisions of Sections 2(f)(i) and 2(f)(iii), any reduction of or increase in the interest rate applicable to all or any portion of the Subordinated Debt; (v) subject to the provisions of Section 6(g), any extension or acceleration of the Maturity Date of the Subordinated Debt; (vi) any modification of the scheduled payment of principal or interest on the Subordinated Debt; (vii) any release or modification of any Lien securing any of the Subordinated Debt; (viii) the taking of any other action that would have an adverse effect on all or any of the holders of the Subordinated Debt with regard to the Subordinated Debt; or (ix) any amendment to or modification of this Section 11(a). No Buyer shall be liable to any other Buyer by reason of any act, or failure to act, with respect to any matter requiring a Majority of the Holders of the Subordinated Debt in connection with this Agreement or any of the Transaction Documents. If at any time a deadlock among the Buyers occurs with regard to any matter requiring their consent (regardless of whether the consent required is unanimous or a Majority of the Holders of the Subordinated Debt), then Tontine or its Affiliates may, at its or their sole option, upon written notice (or waiver thereof) to the holders of the other Notes, purchase all of the Notes held by any other holder not in agreement with Tontine for an amount equal to one hundred two and one half percent (102.5%) of the principal amount of such Notes, which amount shall be delivered by Tontine to the selling Buyer or Buyers in cash within ten (10) Business Days of Tontine’s election to purchase such Notes pursuant to this Section 11(a).

(b)            Survival. The respective representations, warranties, covenants and agreements of the Company and the Buyers set forth in this Agreement or any other Transaction Document or in any exhibit, schedule, certificate or instrument attached or delivered pursuant hereto or thereto or in connection with the Transaction contemplated by this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or prior to the Closing Date) shall survive the Closing and the consummation of the Transactions contemplated by this Agreement. Notwithstanding anything to the contrary in the previous sentence, any claim for indemnification hereunder asserted in writing on or before the applicable deadline described in the preceding sentence shall survive, and the representation, warranty, covenant and/or agreement referenced in such claim shall survive for purposes of such claim, until finally resolved or judicially determined. Each Buyer agrees that any claim by the Buyers with respect to any breach of such representations, warranties, covenants and/or agreements of the Company may only be made with unanimous approval of all Buyers, and the amount, net of fees and expenses reasonably incurred in connection with the making, pursuing and resolution of such claim, of any recovery pursuant thereto shall be shared ratably among all of the Buyers.

(c)            Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, State of Illinois for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d)            Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

(e)            Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements (including that certain letter of intent dated February 28, 2011 and that certain commitment letter dated March 15, 2011) among the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Buyer, and any amendment to this Agreement made in conformity with the provisions of this Section 11(e) shall be binding on all Buyers and holders of Offered Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought and then only to the specific purpose, extent and instance so provided. No such amendment shall be effective to the extent that it applies to less than all of (i) the holders of the Notes then outstanding or (ii) the holders of the Warrants then outstanding.

(f)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Patrick Industries, Inc.
107 W. Franklin Street
P.O. Box 638
Elkhart, Indiana 46515-0638
Telephone:	(574) 294-7511
Facsimile:	(574) 522-5213
Attention:	Mr. Andy L. Nemeth

With a copy (for informational purposes only) to:

McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
Telephone:	(312) 984-7546
Facsimile:	(312) 984-7700
Attention:	John P. Hammond, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with a copy to such Buyer’s counsel as set forth on the Schedule of Buyers attached hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)            Expenses. Except as otherwise specified in this Section 11(g), all costs and expenses incurred in connection with this Agreement, the Transaction Documents and the Transactions shall be paid by the party incurring such cost or expense. The Company shall promptly reimburse, upon presentation of appropriate invoices and documentation therefore, (i) Tontine, for all Reimbursable Expenses incurred by or on behalf of Tontine or its Affiliates, (ii) Northcreek, for all Reimbursable Expenses incurred by or on behalf of Northcreek or its Affiliates, and (iii) the Collateral Agent, for all Reimbursable Expenses incurred by or on behalf of the Collateral Agent or its Affiliates. For purposes of this Agreement, “Reimbursable Expenses” shall mean all reasonable documented out-of-pocket fees and expenses incurred by or on behalf of Tontine, Northcreek or their respective Affiliates, whether incurred before or after the date hereof, in connection with their due diligence investigation of the Company, the preparation, review, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions and related preparations therefor, including all reasonable documented fees and expenses of counsel, accountants, experts and consultants to Tontine, Northcreek and their respective Affiliates. At or prior to the Closing, the Company shall have paid in accordance with this Section 11(g) all Reimbursable Expenses for which appropriate invoices and documentation had been submitted prior to such date. The parties acknowledge that this provision is an integral part of the agreements contained herein.

(h)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Buyer. No Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided, however, that (i) each Buyer may assign, without the prior written consent of the Company, this Agreement and its rights and obligations hereunder to an Affiliate of such Buyer, and (ii) after the Closing, a Buyer may assign some or all of its rights hereunder in connection with the transfer of any of its Notes or Warrants in accordance with the terms of Section 3(h) hereof without the consent of the Company, and, in each such event, such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(i)             No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that the provisions of this Agreement relating to the expense reimbursement provisions contemplated by Section 11(g) of this Agreement are intended to benefit, and be fully enforceable against the Company by, Tontine and Northcreek.

(j)             Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)            Schedules. The schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same has been set forth verbatim herein. Any matter disclosed shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

(l)             Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

(m)           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)            Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. The decision of each Buyer to enter into to this Agreement has been made by such Buyer independently of any other Buyer. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors, and has not relied upon or consulted any legal, financial or other advisors to the Company. The Company has elected to provide all Buyers with the same terms and Agreement for the convenience of the Company and not because it was required or requested to do so by the Buyers. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents in accordance with the terms and conditions hereof and thereof.

(o)            Construction; Interpretation; Certain Terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular section or provision of this Agreement, and reference to a particular section of this Agreement shall include all subsections thereof. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement. The terms “include,” “includes” and “including” as used in this Agreement shall mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively, and shall not be deemed to indicate an exhaustive enumeration of the items at issue. All terms and words used in this

Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

(p)            Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that if the Company notifies the Buyers that the Company requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if either Buyer notifies the Company that the Buyers request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then the Buyers and the Company agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Buyers and the Company after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Buyers, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred; provided, further, that any Operating Lease (including any Operating Lease that is amended or replaced after the Closing Date) shall be treated as an Operating Lease for all purposes hereof regardless of any Accounting Change. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Company" is used in respect of a financial covenant or a related definition, it shall be understood to mean the Company and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

(q)            Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

(r)             Counterparts; Effectiveness. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company, each Buyer and the Collateral Agent have caused their respective signature page to this Senior Secured Subordinated Note and Warrant Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

PATRICK INDUSTRIES, INC.

By:		/s/ Andy L. Nemeth
	Name:	Andy L. Nemeth
	Title:	Executive Vice President of Finance,
Chief Financial Officer, Secretary and
Treasurer

[Signature Page 1 – Secured Senior Subordinated Note and Warrant Purchase Agreement]

TONTINE:

TONTINE CAPITAL OVERSEAS
MASTER FUND II, L.P.

By:	Tontine Asset Associates, L.L.C., its
general partner

By:		/s/ Jeffrey L. Gendell
	Name:	Jeffrey L. Gendell
	Title:	Managing Member

[Signature Page 2 – Secured Senior Subordinated Note and Warrant Purchase Agreement]

NORTHCREEK:

NORTHCREEK MEZZANINE FUND I, L.P.

By:	NMF GP, LLC, its general partner

	By:	Northcreek Management, Inc.,
its manager

		By:		/s/ Barry Peterson
			Name:	Barry Peterson
			Title:	Vice President

COLLATERAL AGENT:

NORTHCREEK MEZZANINE FUND I, L.P.

By:	NMF GP, LLC, its general partner

	By:	Northcreek Management, Inc.,
its manager

		By:		/s/ Barry Peterson
			Name:	Barry Peterson
			Title:	Vice President

[Signature Page 3 – Secured Senior Subordinated Note and Warrant Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer Address and Facsimile Number	Domicile	Principal Amount of Note	Aggregate Number of Warrant Shares	Purchase Price	Buyer’s Counsel Address and Facsimile Number
Tontine Capital Overseas Master Fund II, L.P. 55 Railroad Avenue Greenwich, CT 06830 Telephone: (203) 769-2000 Facsimile: (203) 769-2010 Attn: Mr. Jeffrey L. Gendell	Cayman Islands	$2.5 million	125,000	$2.5 million	Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street, Suite 3900 Chicago, IL 60606 Telephone: (312) 984-3100 Facsimile: (312) 984-3150 Attn: Sarah M. Bernstein, Esq.

Northcreek Mezzanine Fund I, L.P. 255 East Fifth Street, Suite 3010 Cincinnati, OH 45202 Telephone: (513) 985-6601 Facsimile: (513) 985-6603 Attn: Barry A. Peterson	Delaware	$2.5 million	125,000	$2.5 million	McGuireWoods LLP 77 West Wacker Drive, Suite 4100 Chicago, IL 60601 Telephone: (312) 849-8170 Facsimile: (312) 698-4548 Attn: Mark A. Kromkowski, Esq.

EXHIBITS

Exhibit A            Defined Terms

Exhibit B            Form of Note

Exhibit C            Form of Warrant

Exhibit D            Form of SBIC Side Letter

EXHIBIT A

DEFINED TERMS

"Account" means an account (as that term is defined in the Code).

"Account Debtor" means any Person who is obligated on an Account, chattel paper, or a general intangible.

"Accounting Changes" means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

"Acquired Indebtedness" means Indebtedness of a Person whose assets or Stock is acquired by the Company or any of its Subsidiaries in a Permitted Acquisition; provided, however, that such Indebtedness (a) is either Purchase Money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

"Acquisition" means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Stock of any other Person.

"Additional Documents" has the meaning specified therefor in Section 5(a)(xi) of the Agreement.

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect as on the date hereof.

“Agreement” has the meaning set forth in the introductory paragraph.

"Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

"Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which the Company or any of its Subsidiaries or ERISA Affiliates has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

"Board of Directors" means the board of directors (or comparable managers) of the Company or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of Illinois.

“Buyer” and “Buyers” has the meaning set forth in the introductory paragraph.

"Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed; provided, however, that Capital Expenditures shall not include expenditures that are made with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, Equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, Equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Company or its Subsidiaries within 180 days of receipt of such proceeds.

"Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

"Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

"Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit, time deposits, overnight bank deposits or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

"Cash Management Services" means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

"CFC" means a controlled foreign corporation (as that term is defined in the IRC).

"Change of Control" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of the Company having the right to vote for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) the Company fails to own and control, directly or indirectly, 100% of the Stock of each of its Subsidiaries.

“Closing” has the meaning set forth in Section 1(c).

“Closing Date” has the meaning set forth in Section 1(c).

“Code” means the Illinois Uniform Commercial Code, as in effect from time to time.

"Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by the Company or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Collateral Agent or the Buyers under any of the Transaction Documents.

"Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Company’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Collateral Agent.

“Collateral Agent” has the meaning set forth in the introductory paragraph.

“Collateral Agent Indemnitees” has the meaning set forth in Section 10(a).

"Collateral Agent's Liens" means the Liens granted by the Company or its Subsidiaries to Collateral Agent under the Transaction Documents.

“Common Stock” has the meaning set forth in Section 1(b).

“Company” has the meaning set forth in the introductory paragraph.

"Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of the Company to Collateral Agent.

"Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of the Company on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either the Permitted Holders or a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of the Company and whose initial assumption of office resulted from such contest or the settlement thereof.

"Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Collateral Agent, executed and delivered by the Company or one of its Subsidiaries, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

"Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2(f)(iii).

"Deposit Account" means any deposit account (as that term is defined in the Code).

"Dollars" or "$" means United States dollars.

"EBITDA" means, with respect to any fiscal period, the Company’s consolidated net earnings (or loss), minus extraordinary, one-time, or non-recurring gains, gains on sales of fixed assets, interest income and gain in connection with the revaluation of warrants to purchase Stock, plus (i) extraordinary, one-time or non-recurring charges, expenses or losses to the extent such charges, expenses or losses are non-operating items, (ii) losses on the sale of fixed assets, (iii) interest expense, (iv) income taxes, (v) depreciation, (vi) amortization, (vii) Restructuring Charges (as defined in the Senior Credit Agreement), (viii) Stock option based compensation expenses, deferred compensation expenses and other non-cash equity based compensation expenses, (iv) losses in connection with the revaluation of warrants to purchase Stock, (x) fees and expenses incurred in connection with any Permitted Acquisition (to the extent not capitalized), and (xi) fees and expenses paid to Existing Lenders under the Existing Credit Facility on or prior to the Closing Date in an aggregate amount not to exceed $500,000, for such period, in each case, determined on a consolidated basis in accordance with GAAP. EBITDA shall be calculated after giving pro forma effect for any Permitted Acquisition made during such fiscal period.

"Environmental Action" means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental

Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any the Company, any Subsidiary of a the Company, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any the Company, any Subsidiary of a the Company, or any of their predecessors in interest.

"Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on the Company or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

"Environmental Liabilities" means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

"Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities.

"Equipment" means equipment (as that term is defined in the Code).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

"ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of the Company or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of the Company or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which the Company or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with the Company or any of its Subsidiaries and whose employees are aggregated with the employees of the Company or its Subsidiaries under IRC Section 414(o).

“Event of Default” has the meaning set forth in Section 6.

"Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

"Existing Credit Facility" means the financing provided pursuant to that certain Credit Agreement dated as of May 18, 2007 among the Company, JPMorgan Chase Bank, N.A., as agent and a lender, and the other lenders thereto.

"Existing Lenders" means JPMorgan Chase Bank, N.A., as agent and the other lenders under the Existing Credit Facility.

"Extraordinary Receipts" means any payments received by the Company or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(e)(ii) of the Senior Credit Agreement) consisting of (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (b) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Company or any of its Subsidiaries, or (ii) received by the Company or any of its Subsidiaries as reimbursement for any payment previously made to such Person), (c) any purchase price adjustment (other than a working capital adjustment) received in connection with any purchase agreement, and (d) proceeds of life insurance policies.

"Fixed Charges" means, with respect to any fiscal period and with respect to the Company determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) principal payments in respect of Indebtedness that are required to be paid during such period, and (c) all federal, state, and local income taxes accrued during such period.

"Fixed Charge Coverage Ratio" means, with respect to the Company and its Subsidiaries for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period to the extent such Capital Expenditures are not financed with proceeds of Indebtedness, to (ii) Fixed Charges for such period.

"Foreign Lender" means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied; provided, however, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.

"Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

"Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

"Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

"Inactive Subsidiary" means Adorn Holdings, Inc., a Delaware corporation.

"Indebtedness" as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than (i) trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and (ii) purchase price holdbacks incurred in the ordinary course of business in respect of a portion of the purchase price of an asset held back by the buyer in connection with the unperformed obligations of the seller of such asset), (f) any Prohibited Preferred Stock of such Person, and (g) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation; provided, that Indebtedness shall not include accrued expenses arising in the ordinary course of business.

"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

"Interest Expense" means, for any period, the aggregate of the interest expense of the Company for such period, determined on a consolidated basis in accordance with GAAP.

"Inventory" means inventory (as that term is defined in the Code).

"Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

"IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

"Key Person Life Insurance Policies" means (i) the life insurance policy issued by Massachusetts Mutual Life Insurance Company with policy number 6 069 237 naming Keith Kankel as the insured, (ii) the life insurance policy issued by Bankers United Life Assurance Company with policy number D-1 naming Mervin Lung as the insured, (iii) the life insurance policy issued by Equitable Variable Life Insurance Company with policy number AA39227508 naming Harold E. Wyland as the insured, (iv) the life insurance policy issued by Equitable Variable Life Insurance Company with policy number 37206710 naming Keith V. Kankel as the insured, (v) the life insurance policy issued by Equitable Variable Life Insurance Company with policy number 37206713 naming Mervin D. Lung as the insured, (vi) the life insurance policy issued by Jackson National Life Insurance Company with policy number 07953170 naming Mervin D. Lung as the insured, and (vii) the life insurance policy issued by Jackson National Life Insurance Company with policy number 676114U naming Mervin D. Lung as the insured.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Majority of the Holders of the Subordinated Debt” means: (i) for so long as Tontine (and its Affiliates) or Northcreek (and its Affiliates) holds Notes representing at least one-third of the outstanding principal amount of the Subordinated Debt, the consent or approval of those Persons who hold Notes representing at least sixty-six and two-thirds percent (66.67%) of the outstanding principal balance of the Subordinated Debt; and (ii) at all other times, the consent or approval of those Persons who hold Notes representing greater than fifty percent (50%) of the outstanding principal balance of the Subordinated Debt.

"Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole, (b) a material impairment of the Company’s and its Subsidiaries’ ability to perform their obligations taken as a whole under the Transaction Documents to which they are parties or of the Collateral Agent’s or Buyers’ ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Collateral Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of the Company or its Subsidiaries.

"Material Contract" means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable in any fiscal year to or by such Person or such Subsidiary of $1,000,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days notice without penalty or premium), and (ii) all other contracts or agreements, the loss of which would reasonably be expected to result in a Material Adverse Change.

“Maturity Date” means the fifth anniversary of the Closing Date.

"Moody's" has the meaning specified therefor in the definition of Cash Equivalents.

"Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by the Company or its Subsidiaries in favor of Collateral Agent, in form and substance reasonably satisfactory to Collateral Agent, that encumber the Real Property Collateral.

"Net Cash Proceeds" means:

(a)            with respect to any sale or disposition by the Company or any of its Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of the Company or its Subsidiaries, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Collateral Agent or any Buyer and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by the Company or such Subsidiary in connection with such sale or disposition and (iii) taxes paid or payable to any taxing authorities by the Company or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of the Company or any of its Subsidiaries, and are properly attributable to such transaction;

(b)            with respect to the issuance or incurrence of any Indebtedness by the Company or any of its Subsidiaries, or the issuance by the Company or any of its Subsidiaries of any shares of its Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of the Company or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by the Company or such Subsidiary in connection with such issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by the Company or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of the Company or any of its Subsidiaries, and are properly attributable to such transaction; and

(c)            with respect to Extraordinary Receipts, the aggregate amount of such Extraordinary Receipts after deducting therefrom (i) reasonable fees, commissions, and expenses related thereto and required to be paid by the Company or such Subsidiary in connection with such Extraordinary Receipt, (ii) taxes paid or payable to any taxing authorities by the Company or such Subsidiary in connection with such Extraordinary Receipt, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such case, actually paid or payable to a Person that is not an Affiliate of the Company or any of its Subsidiaries, and are properly attributable to such Extraordinary Receipt.

“Northcreek” has the meaning set forth in the introductory paragraph.

“Note” and “Notes” has the meaning set forth in the recitals.

"Obligations" means all loans, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, Reimbursable Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by the Company or any of its Subsidiaries pursuant to or evidenced by the Agreement or any of the other Transaction Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that the Company is required to pay or reimburse by the Transaction Documents or by law or otherwise in connection with the Transaction Documents. Any reference in the Agreement or in the Transaction Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Offered Securities” has the meaning set forth in the recitals.

"Operating Lease" means any lease characterized as an operating lease in accordance with GAAP as in effect on the date hereof.

"Patent Security Agreement" has the meaning specified therefor in the Security Agreement.

"Permitted Acquisition" means any Acquisition so long as:

(a)            no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,

(b)            no Indebtedness will be incurred, assumed, or would exist with respect to the Company or its Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under clause (g) of the definition of Permitted Indebtedness and no Liens will be incurred, assumed, or would exist with respect to the assets of the Company or its Subsidiaries as a result or such Acquisition other than Permitted Liens,

(c)            the Company has provided the Buyers with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period) created by adding the historical combined financial statements of the Company (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, at the time of such transaction (and after giving effect thereto), the Company and its Subsidiaries, on a pro forma basis, will have a Fixed Charge Coverage Ratio for the 12 fiscal month period ended immediately prior to the proposed date of consummation of such proposed Acquisition of at least 1.25:1.00,

(d)            the Company has provided each Buyer with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person's (or assets') historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed Acquisition, on a quarter by quarter basis,

(e)            the Company has provided Collateral Agent with written notice of the proposed Acquisition at least 15 Business Days prior to the anticipated closing date of the proposed Acquisition,

(f)             the assets being acquired (other than a de minimis amount of assets in relation to the Company's and its Subsidiaries' total assets), or the Person whose Stock is being acquired, are useful in or engaged in, as applicable, the business of the Company and its Subsidiaries as described on Schedule 5(b)(vi) are reasonably related or ancillary thereto, allowing for reasonable expansion and diversification of products and lines of business,

(g)            the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Stock is being acquired is organized in a jurisdiction located within the United States,

(h)            the subject assets or Stock, as applicable, are being acquired directly by the Company or one of its Subsidiaries, and, in connection therewith, the Company or the applicable Subsidiary shall have complied with Section 5(a)(x) or 5(a)(xi), as applicable, of the Agreement and, in the case of an acquisition of Stock, the Company or the applicable Subsidiary shall have demonstrated to the Buyers that the new Subsidiaries have received consideration sufficient to make the joinder documents binding and enforceable against such new Subsidiaries, and

(i)             the purchase consideration payable in respect of all Permitted Acquisitions (including the proposed Acquisition and including deferred payment obligations) shall not exceed the sum of (i) $20,000,000 plus (ii) the Net Cash Proceeds received from any issuance of Stock of the Company or any of its Subsidiaries that occurs after the Closing Date.

Notwithstanding anything to the contrary contained herein, a “Permitted Acquisition” also includes any Acquisition not meeting the requirements listed immediately above, but that is otherwise approved by the holders of the Senior Debt.

"Permitted Dispositions" means:

(a)            sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business,

(b)            sales of Inventory to buyers in the ordinary course of business,

(c)            the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Transaction Documents,

(d)            the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e)            the granting of Permitted Liens,

(f)            the sale or discount, in each case without recourse, of Accounts arising in the ordinary course of business, but only in connection with the compromise, settlement or collection thereof,

(g)            any involuntary loss, damage or destruction of property,

(h)            any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i)             the leasing or subleasing of assets of the Company or its Subsidiaries in the ordinary course of business and the leasing of real property owned by the Company consistent with its historical practices to the extent such real property location is not necessary or useful in the conduct of the Company’s or its Subsidiaries’ business,

(j)             the sale or issuance of Stock (other than Prohibited Preferred Stock) of the Company,

(k)            the lapse of registered patents, trademarks and other intellectual property of the Company and its Subsidiaries to the extent not economically desirable in the conduct of their business and so long as such lapse is not materially adverse to the interests of the Buyers,

(l)             [intentionally omitted],

(m)           the making of a Permitted Investment,

(n)            the sale of the owned Real Property located at 44017 US Highway 52 N, New London, North Carolina so long as (i) the purchase price paid in connection with such sale is not less than $2,000,000 and (ii) not less than 80% of the purchase price for such sale is paid in cash on the closing date of such sale, and

(o)            dispositions of assets (other than Accounts, intellectual property, licenses, Stock of Subsidiaries of the Company, or Material Contracts) not otherwise permitted in clauses (a) through (m) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in all such dispositions since the Closing Date (including the proposed disposition) would not exceed $10,000,000.

"Permitted Holder" means Tontine Capital Management, L.L.C., Tontine Capital Partners, L.P., Tontine Capital Overseas Master Fund, LP, Tontine Capital Overseas Master Fund II, LP and their Affiliates.

"Permitted Indebtedness" means

(a)            Indebtedness evidenced by the Agreement or the other Transaction Documents,

(b)            Indebtedness set forth on Schedule 4(r) and any Refinancing Indebtedness in respect of such Indebtedness,

(c)            Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d)            endorsement of instruments or other payment items for deposit,

(e)            Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of the Company or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(f)             the Senior Debt,

(g)            Acquired Indebtedness in an amount not to exceed $250,000 outstanding at any one time,

(h)            Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds,

(i)             Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Company or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(j)             Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called "procurement cards" or "P-cards"), or Cash Management Services, in each case, incurred in the ordinary course of business,

(k)            unsecured Indebtedness of the Company owing to current and former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by the Company of the Stock of the Company that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $250,000, and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Collateral Agent,

(l)             unsecured Indebtedness of the Company, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, and (ii) to the extent the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $250,000 and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Collateral Agent,

(m)           Indebtedness owing to each of Massachusetts Mutual Life Insurance Company, Pacific Fidelity Life Insurance Company, Equitable Variable Life Insurance Company and Jackson National Life Insurance Company in an aggregate principal amount not to exceed the aggregate cash surrender value of the Key Person Life Insurance Policies and secured solely by the Company’s interests in the Key Person Life Insurance Policies,

(n)            Indebtedness composing Permitted Investments, and

(o)            contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of the Company or the applicable Subsidiary incurred in connection with the consummation of one or more Permitted Acquisitions.

"Permitted Intercompany Advances" means loans made by the Company or one of its Subsidiaries to the Company or one of its Subsidiaries.

"Permitted Investments" means:

(a)            Investments in cash and Cash Equivalents,

(b)            Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c)            advances made in connection with purchases of goods or services in the ordinary course of business,

(d)            Investments received in settlement of amounts due to the Company or any of its Subsidiaries effected in the ordinary course of business or owing to the Company or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of the Company or its Subsidiaries,

(e)            Investments owned by the Company or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1,

(f)            guarantees permitted under the definition of Permitted Indebtedness,

(g)            Permitted Intercompany Advances,

(h)            Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i)             deposits of cash made in the ordinary course of business to secure performance of operating leases,

(j)             non-cash loans to employees, officers, and directors of the Company or any of its Subsidiaries for the purpose of purchasing Stock in the Company so long as the proceeds of such loans are used in their entirety to purchase such stock in the Company,

(k)            Permitted Acquisitions,

(l)             [intentionally omitted],

(m)            Investments resulting from entering into agreements relative to Indebtedness that is permitted under clause (j) of the definition of Permitted Indebtedness,

(n)            [intentionally omitted], and

(o)            so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $500,000 during the term of the Agreement.

"Permitted Liens" means:

(a)            Liens granted to, or for the benefit of, Collateral Agent to secure the Obligations,

(b)            Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Collateral Agent's Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(c)            judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 6(c) of the Agreement,

(d)            Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

(e)            the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(f)             purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof,

(g)            Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h)            Liens on amounts deposited to secure the Company's and its Subsidiaries obligations in connection with worker's compensation or other unemployment insurance,

(i)             Liens on amounts deposited to secure the Company's and its Subsidiaries obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

(j)             Liens on amounts deposited to secure the Company's and its Subsidiaries reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,

(k)            with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,

(l)             non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(m)           Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(n)            rights of setoff or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business,

(o)            Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q)            Liens securing the Senior Debt,

(r)             Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Investment,

(s)            Liens solely on the Key Person Life Insurance Policies securing the Indebtedness permitted under clause (m) of the definition of Permitted Indebtedness,

(t)             Liens assumed by the Company or any of its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness that is either Purchase Money Indebtedness or a Capital Lease with respect to Equipment not exceeding $250,000 in the aggregate at any time outstanding, and

(u)            other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $250,000.

"Permitted Preferred Stock" means and refers to any Preferred Stock issued by the Company (and not by one or more of its Subsidiaries) that is not Prohibited Preferred Stock.

"Permitted Protest" means the right of the Company or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Company's or its Subsidiaries' books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the Company or its Subsidiary, as applicable, in good faith, and (c) Collateral Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Collateral Agent's Liens.

"Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $500,000.

"Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

"Preferred Stock" means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

"Prohibited Preferred Stock" means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

"Projections" means the Company's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with the Company's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

"Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 90 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Purchase Price” has the meaning set forth in Section 1(d).

"Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Company and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is maintained by a branch office of the bank or securities intermediary located within the United States.

"Real Property" means any estates or interests in real property now owned or hereafter acquired by the Company or its Subsidiaries and the improvements thereto.

"Real Property Collateral" means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired by the Company or its Subsidiaries.

"Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

"Refinancing Indebtedness" means refinancings, renewals, or extensions of Indebtedness so long as:

(a)            such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b)            such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or would reasonably be expected to be materially adverse to the interests of the Buyers,

(c)            if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Buyers as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

(d)            the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Reimbursable Expenses” has the meaning set forth in Section 11(g).

"Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Requirement of Law” means any judgment, order (whether temporary, preliminary or permanent), writ, injunction, decree, statute, rule, regulation, notice, law or ordinance and shall also include any rules, regulations and interpretations of any applicable self-regulatory organizations.

“Rule 144” has the meaning set forth in Section 3(h).

"S&P" has the meaning specified therefor in the definition of Cash Equivalents.

“SBA” means the U.S. Small Business Administration.

“SBIC” shall mean a small business investment company licensed under the SBIC Act.

“SBIC Act” means the Small Business Investment Act of 1958, as amended, and the regulations promulgated and issued by the Small Business Administration thereunder, codified as Title 13 of the Code of Federal Regulations, 107 and 121, as amended.

“SBIC Holder” means Northcreek and any other holder of the Offered Securities which is an SBIC.

“SBIC Side Letter” means that certain agreement entered into as of the date hereof substantially in the form attached as Exhibit D hereto.

“SEC” means the Securities and Exchange Commission.

"Securities Account" means a securities account (as that term is defined in the Code).

"Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

"Security Agreement" means a security agreement, dated as of even date with the Agreement, in form and substance reasonably satisfactory to Collateral Agent, executed and delivered by the Company to Collateral Agent.

“Security Documents” means (i) that certain Security Agreement among the Company and Buyers, of even date herewith, (ii) certain mortgages, deeds of trust and deeds to secure debt made by the Company in favor of each Buyer, and (iii) all related instruments and agreements.

“Senior Credit Agreement” means that certain Credit Agreement among the Company and WFCF, among others, of even date herewith.

“Senior Debt” means the extension of certain financial accommodations to the Company by WFCF, among others, pursuant to the Senior Debt documents, which shall not exceed, in the aggregate, $55 million.

“Senior Debt Documents” means the Senior Credit Agreement, any note or notes executed by the Company in connection with the Senior Credit Agreement and payable to any member of the Senior Lender Group, any letter of credit application or letter of credit agreement entered into by the Company in connection with the Senior Credit Agreement, and, as each of the following is defined in the Senior Credit Agreement: any Borrowing Base Certificate; the Controlled Account Agreements (as that term is defined in the Senior Credit Agreement); the Control Agreements; the Fee Letter; the Guaranty; the Letters of Credit; the Mortgages; the Patent Security Agreement; the Security Agreement; and any other instrument or agreement entered into, now or in the future, by the Company or any of its Subsidiaries and any member of the Senior Lender Group in connection with the Senior Credit Agreement.

“Senior Debt Transaction” has the meaning set forth in the recitals.

“Senior Lender Group” means “Lender Group”, as that term is defined in the Senior Credit Agreement.

"Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

"Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subordinated Debt” means, collectively, (i) the Indebtedness in the original principal amount of $5,000,000 (plus payment-in-kind interest) issued by the Company to Buyers and evidenced by the Transaction Documents, and (ii) additional Indebtedness of up to an original aggregate principal amount of $3,000,000 (plus payment-in-kind interest) offered and issued to the Buyers on a pro rata basis on the same terms of subordination and at the same rate of cash and total interest, with the same maturity date as the initial Subordinated Debt, with no scheduled amortization and otherwise on the same terms and conditions as the initial Subordinated Debt. If one of the Buyers declines to purchase some or all of its pro rata share of such additional Subordinated Debt, then the other Buyer may purchase such Subordinated Debt in addition to its own pro rata share.

“Subordination Agreement” has the meaning set forth in Section 2(c).

"Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Tax” or "Taxes" means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto; provided, however, that Taxes shall exclude (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender's or such Participant's principal office is located in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Transaction Document); (ii) taxes resulting from a Lender's or a Participant's failure to comply with the requirements of Section 16(c) or (d) of the Agreement, and (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Taxes shall include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16(a) of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority.

“Tontine” has the meaning set forth in the introductory paragraph.

“Transaction Documents” means the Agreement, the Notes, the Warrant Agreement, the Warrants, the Mortgages, the Patent Security Agreement, the Security Agreement, and any other instrument or agreement entered into, now or in the future, by the Company or any of its Subsidiaries and any Buyer in connection with the Agreement.

“Transactions” means the sale and issuance of the Offered Securities to the Buyers, the issuance of the Warrant Shares, and the execution and delivery of the Transaction Documents and the consummation by the Company of all of the transactions contemplated therein.

"United States" means the United States of America.

“Warrant” and “Warrants” has the meaning set forth in the recitals.

“Warrant Agreement” means that certain Warrant Agreement by and among the company and the Buyers, of even date herewith.

“Warrant Shares” has the meaning set forth in the recitals.

“WFCF” has the meaning set forth in the recitals.